                                                                EXHIBIT 2.2



                 [LETTERHEAD OF ROTHSTEIN, KASS & COMPANY, P.C.
                          CERTIFIED PUBLIC ACCOUNTANTS]



INDEPENDENT AUDITORS' REPORT



Board of Directors
Software Center, Inc.
Fort Lee, New Jersey


We have audited the accompanying balance sheets of Software Center, Inc. as of December 31, 1995 and 1994 and the related statements of operations, stockholders' equity (deficit), and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. The financial statements of Software Center, Inc. as of December 31, 1993, were audited by other auditors who have ceased operations and whose report, dated January 20, 1994, expressed an unqualified opinion on those statements.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the 1995 and 1994 financial statements referred to above present fairly, in all material respects, the financial position of Software Center, Inc. as of December 31, 1995 and 1994, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

As discussed in Note 11, the accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has suffered a loss from operations for the year ended December 31, 1995 and will need additional working capital to fund its operations and to repay its existing obligations during 1996. This condition raises substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to this matter are also discussed in Note 11. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                          /s/ ROTHSTEIN, KASS & COMPANY, P.C.

Roseland, New Jersey
March 21, 1996